UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 24, 2008

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27231	13-3818604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4810 Eastgate Mall
San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 812-7300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 24, 2008, Kratos Defense & Security Solutions, Inc., a Delaware corporation (“Kratos”), Dakota Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Kratos (“Merger Sub”), and Digital Fusion, Inc., a Delaware corporation (“Digital Fusion”), consummated the merger of the Merger Sub with and into Digital Fusion (the “Merger”) pursuant to the terms of that certain Agreement and Plan of Merger, dated as of November 21, 2008 (the “Merger Agreement”).

In connection with the Merger, each issued and outstanding share of Digital Fusion common stock as of December 24, 2008, the effective date of the Merger, was converted into the right to receive 1.7933 shares of Kratos common stock.  Pursuant to the Merger Agreement Kratos has or will issue approximately 22,876,905 shares of its common stock and may issue up to an additional 10,023,629 shares of Kratos common stock pursuant to outstanding Digital Fusion stock options and warrants assumed by Kratos in connection with the Merger.  The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.  The consideration for and the other terms and conditions of the Merger were determined by arms-length negotiations between Kratos, Merger Sub and Digital Fusion.

Digital Fusion specializes in providing technical expertise in Aerosciences & Engineering Analysis; Sensor and Space Systems; Optics; System Engineering & Integration; Modeling & Simulation; and Advanced Design, Development & Prototyping for both government and commercial customers.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Kratos on November 24, 2008.  Kratos issued a press release on December 24, 2008 regarding the closing of the Merger, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial information required by this item, if any, with respect to the Merger, will be filed as soon as practicable, and in any event not later than 75 days after the date on which any Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item, if any, with respect to the Merger, will be filed as soon as practicable, and in any event not later than 75 days after the date on which any Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits.

2.1(1)

Merger Agreement, dated November 21, 2008, by and among Kratos Defense & Security Solutions, Inc., Dakota Merger Sub, Inc. and Digital Fusion, Inc. Certain schedules and exhibits referenced in the Merger Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1	Press Release of Kratos Defense & Security Solutions, Inc. issued on December 24, 2008.

(1)                                  Previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 24, 2008 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

Date: December 30, 2008	/s/ Deanna H. Lund
Deanna H. Lund
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

2.1(1)

Merger Agreement, dated November 21, 2008, by and among Kratos Defense & Security Solutions, Inc., Dakota Merger Sub, Inc. and Digital Fusion, Inc. Certain schedules and exhibits referenced in the Merger Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

99.1	Press Release of Kratos Defense & Security Solutions, Inc. issued on December 24, 2008.

(1)                                  Previously filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 24, 2008 and incorporated herein by reference.